Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 3, 2025 (March 19, 2025 as to the effects of the stock split described in Note 1), relating to the financial statements of CoreWeave, Inc., appearing in Registration Statement No. 333-285512 on Form S-1 of CoreWeave, Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

San Jose, California
April 17, 2025